UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2025

Brixmor Property Group Inc.

Brixmor Operating Partnership LP

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-36160 333-256637-01	45-2433192 80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices, and Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Brixmor Property Group Inc. Yes ☐ No ☒	Brixmor Operating Partnership LP Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Brixmor Property Group Inc. ☐	Brixmor Operating Partnership LP ☐

Item 8.01	Other Events

Common Stock Repurchase Program

On October 28, 2025, Brixmor Property Group Inc. (the “Company”) announced that its Board of Directors (the “Board”) authorized a new share repurchase program (the “Common Stock Repurchase Program”) for up to $400 million of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Common Stock Repurchase Program replaces the Company’s existing $400 million repurchase program, which was to expire on November 1, 2025. The Common Stock Repurchase Program is scheduled to expire on October 28, 2028, unless suspended or extended by the Board. Repurchases may be made at management’s discretion from time to time in the open market, in privately negotiated transactions or by other means (including through Rule 10b5-1 trading plans or one or more accelerated stock repurchase programs), subject to compliance with existing debt agreements. Depending on market conditions and other factors, these repurchases may be commenced or suspended without prior notice.

Equity Distribution Agreements

On October 28, 2025, the Company and Brixmor Operating Partnership LP (the “Operating Partnership”) entered into separate Equity Distribution Agreements (each, an “Equity Distribution Agreement,” and collectively, the “Equity Distribution Agreements”) with each of BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agents (in such capacity, each a “Sales Agent” and together, the “Sales Agents”), principals and/or (except (i) in the case of Samuel A. Ramirez & Company, Inc. and (ii) in the case of BTIG, LLC, for which Nomura Securities International, Inc. acts through BTIG, LLC as agent) forward sellers (in such capacity, each, a “Forward Seller” and collectively, the “Forward Sellers”), and each of Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, The Bank of Nova Scotia, The Toronto Dominion Bank, Truist Bank and Wells Fargo Bank, National Association as forward purchasers (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”), pursuant to which the Company may sell, from time to time, up to an aggregate gross sales price of $400 million of Common Stock, through the Sales Agents or the Forward Sellers, as applicable, or directly to the Sales Agents as principals for their own accounts. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser means, with respect to any Sales Agent, the affiliate or agent of such Sales Agent or Forward Seller that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser.

The Common Stock sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on October 28, 2025, and the accompanying base prospectus dated October 28, 2025 forming part of the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-291119).

Subject to the terms and conditions of the Equity Distribution Agreements, the Sales Agents, whether acting as the Company’s sales agents or as Forward Sellers, will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell the Common Stock that may be designated by the Company (if acting as the Company’s sales agents) and the Common Stock borrowed by the relevant Forward Purchasers pursuant to the Equity Distribution Agreements (if acting as Forward Sellers), in each case on the terms and subject to the conditions of the Equity Distribution Agreements. Sales, if any, of the Common Stock made through the Sales Agents, as the Company’s sales agents, or as Forward Sellers pursuant to the Equity Distribution Agreements, may be made in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”)), by means of ordinary brokers’ transactions on the New York Stock Exchange or sales made to or through market makers at market prices prevailing at the time of sale, in privately negotiated transactions or any other method permitted by applicable law, which may include block trades, as the Company and any Sales Agent or Forward Seller may agree. The Company also may sell Common Stock to any Sales Agent as principal for its own account. If the Company sells Common Stock to any Sales Agent as principal, it will enter into a separate terms agreement setting forth the terms of such transaction.

The Company or any Sales Agent may at any time suspend an offering of Common Stock pursuant to the terms of the Equity Distribution Agreements. The offering of Common Stock pursuant to the Equity Distribution Agreements will terminate upon the earliest of (i) the sale of shares of Common Stock subject to the Equity Distribution Agreements (including shares of Common Stock sold by the Company to or through the Sales Agents and borrowed shares of Common Stock sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $400 million, (ii) with respect to the Equity Distribution Agreements or terms agreement, the termination of the Equity Distribution Agreements by us, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein and (iii) October 28, 2028, the third anniversary of the Equity Distribution Agreements unless extended by the Company and the respective Sales Agent, the Forward Seller, and the Forward Purchaser.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Equity Distribution Agreements and also agreed to indemnify the Sales Agents, Forward Sellers and Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Equity Distribution Agreements provide that, in addition to issuance and sale of Common Stock through the Sales Agents, the Company also may enter into one or more letter agreements (each, a “Forward Contract”) with each of the Forward Purchasers in a form attached as Exhibit G to the Equity Distribution Agreements. Under the terms of any Forward Contract, the relevant Forward Purchaser will, at the Company’s request from time to time pursuant to mutually agreed instructions and a supplemental confirmation (together with the applicable Forward Contract, a “Forward Sale Agreement”), borrow from third parties and, through the relevant Sales Agent, sell a number of shares of Common Stock equal to the number of shares underlying the particular Forward Sale Agreement. The Company will not initially receive any proceeds from any sale of Common Stock borrowed by a Forward Purchaser and sold through a Forward Seller. The Company expects to fully physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate cash proceeds at settlement equal to the number of shares of the Company’s Common Stock underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share. Although the Company expects to settle any Forward Sale Agreements by the physical delivery of shares of Common Stock in exchange for cash proceeds, the Forward Sale Agreements will allow the Company to cash or net-share settle all or a portion of its obligations. If the Company elects to cash settle any Forward Sale Agreement, the Company may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If the Company elects to net-share settle any Forward Sale Agreement, the Company will not receive any cash proceeds, and the Company may owe shares of Common Stock to the relevant Forward Purchaser.

The Company intends to use the net proceeds from this offering for general corporate purposes. Pending application of cash proceeds, the Company will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with its intention to qualify for taxation as a real estate investment trust.

The Company will pay each Sales Agent a commission of up to 2.0% of the gross sales price of the Common Stock sold through it pursuant to the Equity Distribution Agreements. The compensation to each Sales Agent acting as a Forward Seller (or pursuant to an agentic relationship thereby) will be a reduction to the initial forward price under the related Forward Contract of up to 2.0% of the actual sale prices of all borrowed Common Stock sold through such Sales Agent, acting as Forward Seller.

A copy of the form of Equity Distribution Agreement, including the form of Forward Contract, is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are attached to this Current Report on Form 8-K:

1.1	Form of Equity Distribution Agreement, dated October 28, 2025, by and among Brixmor Property Group Inc., Brixmor Operating Partnership LP and each sales agent and its respective forward seller and forward purchaser
5.1	Opinion of Hogan Lovells US LLP
5.2	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 29, 2025	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary